UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
                              EXCHANGE ACT TO 1934

         Date of Report (Date of Earliest Event Reported): May 07, 2003

                              SIENA HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                                   Delaware.
         (State or other jurisdiction of incorporation or organization)

                       1-6868                                 75-1043392
               (Commission File Number)                      (IRS Employer
                                                           Identification  No.)

 5068 West Plano Parkway,  Suite 300,  Plano, Texas              75093.
       (Address of principal executive offices)               (Zip code)

                                (972) 381-4255.
              (Registrant"s telephone number, including area code)

                          Lomas Financial Corporation.
          (Former Name or Former Address, if Changed Since Last Report)

Item 2. ACQUISITION OR DISPOSITION OF ASSETS.

The Company has been informed that the owner of the Treemont retirement community, which the Company manages through its subsidiary Siena Housing Management Corp, signed an agreement to sell the property to the same party that had previously been under contract to purchase the property. This event was anticipated by an Amendment to the Management Agreement, as was previously reported, between the Company and the Treemont owners, which provides for the termination of the Management Agreement upon the sale of Treemont, if the Company is compensated a percentage of the net sale proceeds as defined. The Amendment provides for a minimum payment of $2 million. The sales agreement has certain significant due diligence, financing and insurance requirements. As a result of these significant requirements, there can be no assurance that the sale transaction will, in fact, close. The result of a sale would materially and adversely impact the revenue and cash flow of the Company.

Statements contained herein that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934, including but not limited to statements regarding the Company's expectations, hopes, beliefs, intentions or strategies regarding the future. Actual results could differ materially from those projected in any forward-looking statements as a result of a number of factors. The forward-looking statements are made as of the date of this report and the Company undertakes no obligation to update or revise the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

            (a)        None.

            (b)        None.

            (c)        None.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 SIENA HOLDINGS, INC.


Date: May 07, 2003                               By: /s/  W. Joseph Dryer
                                                     ---------------------
                                                 W. Joseph Dryer
                                                 President